John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on June 3, 2019, and payable on June 28, 2019. No action is required on your part.

Distribution Period:	June 2019
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable June 28, 2019, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]
Net Investment Income	0.0848	61%	0.8796	80%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0532	39%	0.2244	20%
Return of Capital or
Other Capital Source	0.0000	0%	0.0000	0%
Total per common share	0.1380	100%	1.10400	100%

Average annual total return (in relation to NAV) for the 5 years ended on May 31, 2019				9.89%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2019				6.55%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2019				10.41%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May 31, 2019				4.37%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the June 2019 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

____________________
[1] The Fund’s current fiscal year began on November 1, 2018, and will end on October 31, 2019.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on July 1, 2019, and payable on July 31, 2019. No action is required on your part.

Distribution Period:	July 2019
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable July 31, 2019, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]
Net Investment Income	0.0276	20%	0.9064	73%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.3356	27%
Return of Capital or
Other Capital Source	0.1104	80%	0.0000	0%
Total per common share	0.1380	100%	1.2420	100%

Average annual total return (in relation to NAV) for the 5 years ended on June 30, 2019				9.79%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2019				6.38%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2019				13.99%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of June 30, 2019				4.78%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the July 2019 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

____________________
[1] The Fund’s current fiscal year began on November 1, 2018, and will end on October 31, 2019.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on September 3, 2019, and payable on September 30, 2019. No action is required on your part.

Distribution Period:	September 2019
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable September 30, 2019, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]
Net Investment Income	0.1046	76%	1.1820	78%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0334	24%	0.3360	22%
Return of Capital or
Other Capital Source	0.0000	0%	0.0000	0%
Total per common share	0.1380	100%	1.5180	100%

Average annual total return (in relation to NAV) for the 5 years ended on August 31, 2019				10.19%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2019				6.35%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2019				15.79%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of August 31, 2019				5.82%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2019 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

____________________
[1] The Fund’s current fiscal year began on November 1, 2018, and will end on October 31, 2019.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on October 1, 2019, and payable on October 31, 2019. No action is required on your part.

Distribution Period:	October 2019
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable October 31, 2019, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]
Net Investment Income	0.0404	29%	1.2234	74%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0408	30%	0.4324	26%
Return of Capital or
Other Capital Source	0.0568	41%	0.0000	0%
Total per common share	0.1380	100%	1.6558	100%

Average annual total return (in relation to NAV) for the 5 years ended on September 30, 2019				11.72%

Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2019				6.13%

Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2019				20.53%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of September 30, 2019				6.13%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the October 2019 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

____________________
[1] The Fund’s current fiscal year began on November 1, 2018, and will end on October 31, 2019.